PRESS RELEASE

FOR INFORMATION, CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	FOR RELEASE at 1 P.M. PST January 27, 2009

Plantronics Announces Third Quarter Results

SANTA CRUZ, CA – January 27, 2009 - Plantronics, Inc. (NYSE: PLT) today announced third quarter fiscal 2009 net revenues of $182.8 million compared with $232.8 million in the third quarter of fiscal 2008.  Plantronics' GAAP diluted loss per share was $1.90 in the third quarter of fiscal 2009 compared with earnings per share of $0.39 in the same quarter of the prior year.  Non-GAAP diluted earnings per share for the current quarter was $0.08 compared with $0.53 in the third quarter of fiscal 2008.  The Company took a $117.5 million non-cash asset impairment charge on the carrying value of some of its goodwill and long-lived assets exclusive of the $23.9 million related tax benefit. The difference between GAAP and non-GAAP earnings per share for the current quarter includes goodwill and asset impairment charges, purchase accounting amortization, restructuring and other related costs, the cost of stock-based compensation, and the release of tax reserves due to expiration of certain statutes of limitation.

“Worsening economic conditions affected all parts of our business and make us cautious about the outlook for fiscal 2010.  As announced on January 14th, we have taken significant steps to reduce our cost structure with the objective of being profitable and cash flow positive through this economic cycle while continuing to focus on core strategic initiatives such as Unified Communications.  Our focus on inventory reduction in the December quarter resulted in a reduction of more than $25 million or approximately 16%, and enabled us to remain cash flow positive in the quarter,” said Ken Kannappan, President and CEO.  “We’ve made progress in our consumer businesses by introducing competitive products, gaining market share and reducing costs.  However, it’s clear that this economic cycle will require further actions to improve profitability and we are actively evaluating our alternatives,” Kannappan concluded.

Audio Communications Group (ACG) Non-GAAP Results
(Office & Contact Center, Mobile, Gaming and Computer, Other)
Comparisons are to the Same Quarter in the Prior Year

Third quarter fiscal 2009 net revenues of $152.6 million were down 22.1% compared with $196.0 million, with weakness in all geographies and product groups other than our Clarity products.  Office and Contact Center revenue of $101.7 million declined 22.4%, with office corded products revenue declining 21% while office cordless products revenue declined 24%.  Bluetooth headset revenue was $33.6 million, down 22%, and Gaming & Computer products revenue was $8.5 million, down 18%.

Gross margin in the third quarter of fiscal 2009 was 40.1% compared with 46.2% in the year-ago quarter.  The lower gross margin was due to poor overall factory utilization and lower Bluetooth gross margin as the result of higher warranty costs.  Operating income decreased to $9.0 million from $35.4 million, and the operating margin was 5.9% compared with 18.1%.  Operating expenses declined by 5.4% from $55.2 million to $52.2 million.

The Company continues to believe that the implementation of Unified Communications (UC) technologies by large corporations will be a significant long-term driver of office headset adoption, and as a result, a key long-term driver of revenue and profit growth.  "Despite weak economic conditions, trial deployments of UC solutions and headsets continue to grow, with some evidence that the cost savings and productivity enhancements derived from UC are driving the expansion of existing deployments in both the U.S. and Europe.  This is encouraging, but further growth during the recession may be unlikely," stated Kannappan.

Audio Entertainment Group (AEG) Non-GAAP Results
(Docking Audio, PC Audio, Other)
Comparisons are to the Same Quarter in the Prior Year

Third quarter fiscal 2009 net revenues of $30.2 million were down 18.0% from $36.9 million driven by the exceptionally weak holiday season in the U.S. and weak consumer spending globally.  As a result of this, all product lines were down versus the year ago quarter despite better product placements.

Gross margin declined from $5.0 million to $1.1 million or, 13.5% to 3.6% as a result of higher requirements for inventory provisions and makers’ claims, foreign exchange, and the overall composition of revenue.  Relative to our internal plans and the related guidance for the quarter, the principal factors which caused the shortfall in gross profit were rework and expediting costs on a key product line, the negative impact of foreign exchange movements and the composition of revenue.

Operating expenses declined 28.5% from $8.3 million to $5.9 million.  Despite the progress on the cost structure, the operating loss increased from $3.3 million to $4.8 million as a result of the lower gross margin.

Business Outlook

The following statements are based on current expectations.  As described in “Safe Harbor” below, many of these statements are forward-looking.  Actual results are subject to a variety of risks and uncertainties and may differ materially from the forward-looking statements.

We have a “book and ship” business model whereby we ship most orders to our customers within 48 hours of our receipt of those orders, and we thus cannot rely on the level of backlog to provide visibility into potential future revenues.  Our business is inherently difficult to forecast, and there can be no assurance that the incoming orders we expect to receive over the balance of the quarter will materialize.  With increasing economic uncertainty, our business is even more difficult to forecast than usual.  On January 14, 2009, we announced a series of actions to lower our cost structure and improve efficiencies.  These actions include a restructuring plan to reduce our worldwide workforce by approximately 18% in comparison to September 30, 2008, along with other cost cutting measures including management salary reductions and decreases in other operating expenses.  As a result of the reduction in the worldwide workforce, we expect to record restructuring and other related charges, primarily for employee termination benefits, of approximately $7.7 to $8.2 million in total, of which $1 million was recognized in the third quarter.  We expect the balance of $6.7 million to $7.2 million to be recognized in the fourth quarter of fiscal 2009.  Annualized savings from the cost reductions are expected to be over $50 million in fiscal 2010 compared with our annualized expenditure level in the second quarter of fiscal 2009.  In addition, the Company plans an approximate 50% reduction in capital expenditures for fiscal year 2010.

Revenues in all portions of our business are expected to decline in the fourth quarter.  Gross margins are expected to be under pressure due to lower production, a weak demand environment and competitive pricing in the Bluetooth segment.  Non-GAAP operating expenses are expected to decline further in the fourth quarter as a result of the restructuring activities announced on January 14, 2009.  In addition the company remains committed to managing expenses in line with its goal of remaining profitable and positive cash flow generation.

Subject to the foregoing, we are currently expecting the following financial results for the fourth quarter of fiscal 2009:

•	Net revenues for the fourth quarter of fiscal 2009 to be in the range of $125 - $135 million;

•	A Non-GAAP operating loss of $4 - $10 million;

•	A GAAP loss.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets.  Plantronics will not comment on these targets to analysts or investors except by its next press release announcing its fourth quarter fiscal year 2009 results or by other public disclosure.  Any statements by persons outside Plantronics speculating on the progress of the fourth quarter fiscal year 2009 will not be based on internal company information and should be assessed accordingly by investors.

Conference Call Scheduled to Discuss Actual Financial Results

Plantronics has scheduled a conference call to discuss third quarter results.  The conference call will take place Tuesday, January 27 at 2:00 PM (PST).  All interested investors and potential investors in Plantronics stock are invited to participate.  To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #60282103 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers.  The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available at the Plantronics Web site for thirty days.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses and charges such as restructuring and other related charges, certain tax credits and the release of certain tax reserves,  stock-based compensation expenses related to stock options, awards and employee stock purchases, purchase accounting amortization and goodwill and long-lived asset impairment charges from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin and non-GAAP effective tax rate.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not part of its target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals. Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods.

SAFE HARBOR

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our restructuring plan, (ii) our expectation that we will incur approximately $7.7 to $8.2 million in related restructuring charges and the timing of such charges,  (iii) our expectation that we will realize annualized savings from cost reductions of over $50 million,  (iv) our expectations regarding our capital expenditures, (v) our objective to maintain our profitability, be cash flow positive and increase our competitive position, (vi) our ability to continue to focus on certain strategic initiatives, (vii) further actions we may take to improve profitability, (viii) the future of Unified Communications technologies, including their implementation, growth in deployments and the effect on headset adoption, (ix) our position in the Unified Communications market, (x) our estimate of revenue for the fourth quarter of fiscal 2009, and (xi) our estimate of GAAP and Non-GAAP financial results  for the fourth quarter of fiscal 2009 and related components of earnings per share, as well as other matters discussed in this press release that are not purely historical data. Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements.

Among the factors that could cause actual results to differ materially from those contemplated are:

•	All aspects of our business are difficult to predict, particularly in light of the current economic conditions in both the domestic and international markets;

•	We do not know how the market for each of our product groups will continue to be negatively affected as a result of the recession in the United States or global economy;

•	Fluctuations in foreign exchange rates;

•	The bankruptcy of additional distributors or key customers or the bankruptcy of or reduction in capacity of our key suppliers;

•	Additional actions we take may affect GAAP results;

•
Failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges;

•
We have significant intangible assets and goodwill recorded on our balance sheet.  If the carrying value of our intangible assets and goodwill is not recoverable, additional  impairment losses must be recognized which would adversely affect our financial results;

•
We have experienced volatility in prices from our suppliers, including our manufacturers located in China, and in light of the uncertainties of the economy in the United States and around the world, which could negatively affect profitability and/or market share; and

•
Additional risk factors include: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico or in China.

For more information concerning these and other possible risks, please refer to the Company’s Annual Report on Form 10-K filed May 27, 2008, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements
•	Summary Unaudited Condensed Statements of Operations by Segment

•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the three and nine months ended December 31, 2008 and December 31, 2007

•	Summary Unaudited Statements of Operations and Related Data on a Non-GAAP Basis

About Plantronics

In 1969, a Plantronics headset carried the historic third words from the moon: “That’s one small step for man, one giant leap for mankind.”  Since then, Plantronics has become the headset of choice for mission-critical applications such as air traffic control, 911 dispatch, and the New York Stock Exchange.  Today, this history of Sound Innovation® is the basis for every product we build for the office, contact center, personal mobile, entertainment and residential markets. The Plantronics family of brands includes Plantronics, Altec Lansing, Clarity, and Volume Logic. For more information, go to www.plantronics.com or call (800) 544-4660.

Altec Lansing, Clarity, Plantronics, Sound Innovation, Volume Logic and AudioIQ are trademarks or registered trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

###

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz , California   95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2008	2007	2008

Net revenues	$232,824	$182,836	$647,543	$618,856
Cost of revenues	139,067	121,971	385,784	373,339
Gross profit	93,757	60,865	261,759	245,517
Gross profit %	40.3%	33.3%	40.4%	39.7%

Research, development and engineering	19,308	18,664	58,004	57,209
Selling, general and administrative	48,424	43,202	140,476	139,345
Restructuring and other related charges	2,882	1,048	2,882	1,283
Impairment of goodwill and long-lived assets	-	117,464	-	117,464
Total operating expenses	70,614	180,378	201,362	315,301
Operating income (loss)	23,143	(119,513)	60,397	(69,784)
Operating income (loss) %	9.9%	(65.4%)	9.3%	(11.3%)

Interest and other income (expense), net	2,184	(1,499)	5,311	(3,129)
Income (loss) before income taxes	25,327	(121,012)	65,708	(72,913)
Income tax expense (benefit)	6,219	(29,003)	15,103	(19,046)
Net income (loss)	$19,108	$(92,009)	$50,605	$(53,867)

% of net revenues	8.2%	(50.3%)	7.8%	(8.7%)

Basic earnings (loss) per common share	$0.39	$(1.90)	$1.05	$(1.11)
Diluted earnings (loss) per common share	$0.39	$(1.90)	$1.03	$(1.11)

Shares used in basic per share calculations	48,379	48,449	48,110	48,641
Shares used in diluted per share calculations	49,533	48,449	49,148	48,641

Tax rate	24.6%	24.0%	23.0%	26.1%

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
	2008	2008
ASSETS
Cash and cash equivalents	$163,091	$153,452
Short-term investments	-	29,965
Total cash, cash equivalents, and short-term investments	163,091	183,417
Accounts receivable, net	131,493	106,463
Inventory	127,088	137,563
Deferred income taxes	13,760	12,472
Other current assets	14,771	28,385
Total current assets	450,203	468,300
Long-term investments	25,136	24,016
Property, plant and equipment, net	98,530	98,440
Intangibles, net	91,511	27,192
Goodwill	69,171	13,996
Other assets	6,842	9,516
	$741,393	$641,460
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$47,896	$32,157
Accrued liabilities	67,318	56,284
Total current liabilities	115,214	88,441
Deferred tax liability	32,570	5,611
Long-term income taxes payable	14,137	11,925
Other long-term liabilities	852	885
Total liabilities	162,773	106,862
Stockholders' equity	578,620	534,598
	$741,393	$641,460

AUDIO COMMUNICATIONS GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2008	2007	2008

Net revenues	$195,955	$152,616	$562,574	$546,492
Cost of revenues	106,257	92,199	302,216	304,159
Gross profit	89,698	60,417	260,358	242,333
Gross profit %	45.8%	39.6%	46.3%	44.3%

Research, development and engineering	16,544	16,645	49,522	50,721
Selling, general and administrative	42,103	38,579	121,129	123,887
Restructuring and other related charges	-	288	-	288
Total operating expenses	58,647	55,512	170,651	174,896
Operating income	$31,051	$4,905	$89,707	$67,437
Operating income %	15.8%	3.2%	15.9%	12.3%

AUDIO ENTERTAINMENT GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2008	2007	2008

Net revenues	$36,869	$30,220	$84,969	$72,364
Cost of revenues	32,810	29,772	83,568	69,180
Gross profit	4,059	448	1,401	3,184
Gross profit %	11.0%	1.5%	1.6%	4.4%

Research, development and engineering	2,764	2,019	8,482	6,488
Selling, general and administrative	6,321	4,623	19,347	15,458
Restructuring and other related charges	2,882	760	2,882	995
Impairment of goodwill and long-lived assets	-	117,464	-	117,464
Total operating expenses	11,967	124,866	30,711	140,405
Operating loss	$(7,908)	$(124,418)	$(29,310)	$(137,221)
Operating loss %	(21.4%)	(411.7%)	(34.5%)	(189.6%)

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2008				December 31, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$182,836	$-		$182,836	$618,856	$-		$618,856
Cost of revenues	121,971	(1,390)	(1)	120,581	373,339	(5,004)	(1)	368,335
Gross profit	60,865	1,390		62,255	245,517	5,004		250,521
Gross profit %	33.3%			34.0%	39.7%			40.5%

Research, development and engineering	18,664	(854)	(1)	17,810	57,209	(2,928)	(1)	54,281
Selling, general and administrative	43,202	(2,931)	(1)	40,271	139,345	(9,761)	(1)	129,584
Restructuring and other related charges	1,048	(1,048)	(2)	-	1,283	(1,283)	(2)	-
Impairment of goodwill and long-lived assets	117,464	(117,464)	(3)	-	117,464	(117,464)	(3)	-
Total operating expenses	180,378	(122,297)		58,081	315,301	(131,436)		183,865
Operating income (loss)	(119,513)	123,687		4,174	(69,784)	136,440		66,656
Operating income (loss) %	(65.4%)			2.3%	(11.3%)			10.8%

Interest and other income (expense), net	(1,499)	-		(1,499)	(3,129)	-		(3,129)
Income (loss) before income taxes	(121,012)	123,687		2,675	(72,913)	136,440		63,527
Income tax expense (benefit)	(29,003)	27,665	(4)	(1,338)	(19,046)	33,739	(5)	14,693
Net income (loss)	$(92,009)	$96,022		$4,013	$53,867	$102,701		$48,834

% of net revenues	(50.3%)			2.2%	(8.7%)			7.9%

Diluted earnings (loss) per common share	$(1.90)	$1.98		$0.08	$(1.11)	$2.11		$1.00
Shares used in diluted per share calculations	48,449	48,449		48,449	48,641	48,641		48,641

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2008				December 31, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$152,616	$-		$152,616	$546,492	$-		$546,492
Cost of revenues	92,199	(758)	(1)	91,441	304,159	(2,549)	(1)	301,610
Gross profit	60,417	758		61,175	242,333	2,549		244,882
Gross profit %	39.6%			40.1%	44.3%			44.8%

Research, development and engineering	16,645	(821)	(1)	15,824	50,721	(2,815)	(1)	47,906
Selling, general and administrative	38,579	(2,224)	(1)	36,355	123,887	(7,389)	(1)	116,498
Restructuring and other related charges	288	(288)	(2)	-	288	(288)	(2)	-
Total operating expenses	55,512	(3,333)		52,179	174,896	(10,492)		164,404
Operating income	$4,905	$4,091		$8.996	$67,437	$13,041		$80,478
Operating income %	3.2%			5.9%	12.3%			14.7%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2008				December 31, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$30,220	$-		$30,220	$72,364	$-		$72,364
Cost of revenues	29,772	(632)	(1)	29,140	69,180	(2,455)	(1)	66,725
Gross profit	448	632		1,080	3,184	2,455		5,639
Gross profit %	1.5%			3.6%	4.4%			7.8%

Research, development and engineering	2,019	(33)	(1)	1,986	6,488	(113)	(1)	6,375
Selling, general and administrative	4,623	(707)	(1)	3,916	15,458	(2,372)	(1)	13,086
Restructuring and other related charges	760	(760)	(2)	-	995	(995)	(2)	-
Impairment of goodwill and long-lived assets	117,464	(117,464)	(3)	-	117,464	(117,464)	(3)	-
Total operating expenses	124,866	(118,964)		5,902	140,405	(120,944)		19,461
Operating loss	$(124,418)	$119,596		$(4,822)	$(137,221)	$123,399		$(13,822)
Operating loss %	(411.7%)			(16.0%)	(189.6%)			(19.1%)

(1) Excluded amount represents stock-based compensation and purchase accounting amortization.
(2) Excluded amount represents restructuring and other related charges.
(3) Excluded amount represents impairment of goodwill and long-lived assets.
(4) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization, restructuring and other related charges, impairment of goodwill and long-lived assets and $2,078 related to a tax benefit from expiration of certain statutes of limitations.

(5) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization, restructuring and other related charges, impairment of goodwill and long-lived assets and $3,813 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, awards and employee stock purchases under FAS 123(R), purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2007				December 31, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$232,824	$-		$232,824	$647,543	$-		$647,543
Cost of revenues	139,067	(1,776)	(1)	137,291	385,784	(5,948)	(2)	379,836
Gross profit	93,757	1,776		95,533	261,759	5,948		267,707
Gross profit %	40.3%			41.0%	40.4%			41.3%

Research, development and engineering	19,308	(909)	(1)	18,399	58,004	(2,794)	(1)	55,210
Selling, general and administrative	48,424	(3,405)	(1)	45,019	140,476	(9,813)	(1)	130,663
Restructuring and other related charges	2,882	(2,882)	(3)	-	2,882	(2,882)	(3)	-
Total operating expenses	70,614	(7,196)		63,418	201,362	(15,489)		185,873
Operating income	23,143	8,972		32,115	60,397	21,437		81,834
Operating income %	9.9%			13.8%	9.3%			12.6%

Interest and other income, net	2,184	-		2,184	5,311	-		5,311
Income before income taxes	25,327	8,972		34,299	65,708	21,437		87,145
Income tax expense	6,219	1,953	(4)	8,172	15,103	6,324	(5)	21,427
Net income	$19,108	$7,019		$26,127	$50,605	$15,113		$65,718

% of net revenues	8.2%			11.2%	7.8%			10.1%

Diluted earnings per common share	$0.39	$0.14		$0.53	$1.03	$0.31		$1.34
Shares used in diluted per share calculations	49,533	49,533		49,533	49,148	49,148		49,148

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2007				December 31, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$195,955	$-		$195,955	$562,574	$-		$562,574
Cost of revenues	106,257	(871)	(1)	105,386	302,216	(2,402)	(1)	299,814
Gross profit	89,698	871		90,569	260,358	2,402		262,760
Gross profit %	45.8%			46.2%	46.3%			46.7%

Research, development and engineering	16,544	(874)	(1)	15,670	49,522	(2,693)	(1)	46,829
Selling, general and administrative	42,103	(2,613)	(1)	39,490	121,129	(7,178)	(1)	113,951
Total operating expenses	58,647	(3,487)		55,160	170,651	(9,871)		160,780
Operating income	$31,051	$4,358		$35,409	$89,707	$12,273		$101,980
Operating income %	15.8%			18.1%	15.9%			18.1%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2007				December 31, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$36,869	$-		$36,869	$84,969	$-		$84,969
Cost of revenues	32,810	(905)	(1)	31,905	83,568	(3,546)	(2)	80,022
Gross profit (loss)	4,059	905		4,964	1,401	3,546		4,947
Gross profit (loss) %	11.0%			13.5%	1.6%			5.8%

Research, development and engineering	2,764	(35)	(1)	2,729	8,482	(101)	(1)	8,381
Selling, general and administrative	6,321	(792)	(1)	5,529	19,347	(2,635)	(1)	16,712
Restructuring and other related charges	2,882	(2,882)	(3)	-	2,882	(2,882)	(3)	-
Total operating expenses	11,967	(3,709)		8,258	30,711	(5,618)		25,093
Operating loss	$(7,908)	$4,614		$(3,294)	$(29,310)	$9,164		$(20,146)
Operating loss %	(21.4%)			(8.9%)	(34.5%)			(23.7%)

(1) Excluded amount represents stock-based compensation and purchase accounting amortization.
(2) Excluded amount represents stock-based compensation, purchase accounting amortization and $517 related to the impairment of a long-lived asset.
(3) Excluded amount represents restructuring and other related charges.
(4) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges.
(5) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization, restructuring and other related charges and impairment of a long-lived asset.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, awards and employee stock purchases under FAS 123(R), purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data (1)

	Q108	Q208	Q308	Q408	FY08	Q109	Q209	Q309
Net revenues	$206,495	$208,224	$232,824	$208,743	$856,286	$219,164	$216,856	$182,836
Cost of revenues	121,107	121,438	137,291	119,618	499,454	126,464	121,290	120,581
Gross profit	85,388	86,786	95,533	89,125	356,832	92,700	95,566	62,255
Gross profit %	41.4%	41.7%	41.0%	42.7%	41.7%	42.3%	44.1%	34.0%

Research, development and engineering	18,509	18,302	18,399	18,016	73,226	18,660	17,811	17,810
Selling, general and administrative	42,776	42,868	45,019	45,368	176,031	44,980	44,333	40,271
Operating expenses	61,285	61,170	63,418	65,384	249,257	63,640	62,144	58,081

Operating income	24,103	25,616	32,115	25,741	107,575	29,060	33,422	4,174
Operating income %	11.7%	12.3%	13.8%	12.3%	12.6%	13.3%	15.4%	2.3%

Income before income taxes	25,437	27,409	34,299	26,284	113,429	30,600	30,252	2,675
Income tax expense (benefit)	6,391	6,864	8,172	3,862	25,289	7,339	8,692	(1,338)
Income tax expense (benefit) as a percent
of income before taxes	25.1%	25.0%	23.8%	14.7%	22.3%	24.0%	28.7%	(50.0%)

Net income	$19,046	$20,545	$26,127	$22,422	$88,140	$23,261	$21,560	$4,013
Diluted shares outstanding	48,681	49,310	49,533	48,994	49,090	49,245	49,489	48,449
Diluted EPS	$0.39	$0.42	$0.53	$0.46	$1.80	$0.47	$0.44	$0.08

Net revenues from unaffiliated customers:
Audio Communication Group
Office and Contact Center	$132,205	$131,357	$131,017	$125,379	$519,958	$122,803	$119,530	$101,694
Mobile	41,238	35,859	48,788	45,995	171,880	59,882	60,911	36,011
Gaming and Computer Audio	6,485	8,277	10,449	8,401	33,612	9,621	8,977	8,531
Other	5,644	5,554	5,701	5,586	22,485	6,221	5,931	6,380
Audio Entertainment Group	20,923	27,177	36,869	23,382	108,351	20,637	21,507	30,220

Net revenues by geographic area
from unaffiliated customers:
Domestic	$131,108	$126,399	$139,106	$124,535	$521,148	$134,402	$139,856	$107,799
International	75,387	81,825	93,718	84,208	335,138	84,762	77,000	75,037

Balance Sheet accounts and metrics:
Accounts receivable, net	$121,705	$128,705	$136,550	$131,493	$131,493	$130,530	$115,032	$106,463
Days sales outstanding	53	56	53	57		54	48	52
Inventory, net	$136,253	$133,516	$131,320	$127,088	$127,088	$136,974	$163,433	$137,563
Inventory turns	3.6	3.6	4.2	3.8		3.7	3.0	3.5

(1) Non-GAAP.